Exhibit 99.2
REVOCABLE PROXY
FNB FINANCIAL SERVICES CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
JUNE                     , 2007
This Appointment of Proxy is Solicited on
Behalf of the Board of Directors
     The undersigned acknowledges receipt from FNB Financial Services Corporation (the “Corporation”), prior to the election of this proxy, of the Notice of Annual Meeting and Joint Proxy Statement dated                     , 2007.
     The undersigned hereby appoints the official proxy committee of the Corporation comprised of all of the members of the Board of Directors of the Corporation, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at 1501 Highwoods Boulevard, Suite 400, Community Room, Greensboro, North Carolina at                     , Eastern Daylight Savings Time, on June                      , 2007 and at any and all adjournments thereof as follows:

1.	ADOPTION OF THE MERGER AGREEMENT. To adopt the Agreement and Plan of Merger by and between LSB Bancshares, Inc. and the Corporation, dated as of February 26, 2007, as it may be amended from time to time, pursuant to which FNB will be merged with and into LSB:
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	ELECTION OF DIRECTORS:	FOR	WITHHOLD	FOR ALL EXCEPT
		☐	☐	☐
Nominees:

Pressley A. Ridgill, Robert V. Perkins, II, E. Reid Teague and Elizabeth S. Ward until the 2010 Annual Meeting of Shareholders or until their successors are duly elected and qualified.

INSTRUCTION: To withhold authority to vote for an individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

3.	ADJOURNMENT OF THE ANNUAL MEETING. To approve the adjournment of the Annual Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

The proxy holder may vote and otherwise represent the undersigned on any other matter as may properly come before the Annual Meeting or any adjournments thereof, in accordance with their best judgment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF THE PROPOSALS.

     If a proxy is returned and no instructions are given, the proxy will be voted for each of the proposals. If instructions are given with respect to one but not all proposals, (i) such instructions as are given will be followed, and (ii) the proxy will be voted for any proposal for which no instructions are given. If any other business that falls within the purposes set forth in the Notice of Annual Meeting is presented at the Annual Meeting, this proxy shall be voted in accordance with the proxy committee’s best judgment.
     Please sign exactly as your name(s) appears on this card. If shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in the company’s name by manager.
PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

Please be sure to sign and date this Appointment of	Date:
Proxy.

Shareholder sign above	Co-holder (if any) sign above

***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY
TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***
Shareholders of record have three ways to vote:
1.	By Internet; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Mail;
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.
Please note telephone and Internet votes must be cast prior to ____ June, 2007. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
June, 2007	June, 2007 go to

[ ]	[ ]

Please note that the last vote received, either by telephone, internet or by mail, will be the vote counted.
Your vote is important!